UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2006
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 North Haskell Avenue, Dallas, Texas	75204

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 6, 2006, Affiliated Computer Services, Inc. (the “Company”), ACS Commercial Solutions, Inc., ACS Education Services, Inc., ACS Enterprise Solutions, Inc., ACS HR Solutions, LLC, ACS Outsourcing Solutions, Inc., ACS State & Local Solutions, Inc., ACS State Healthcare, LLC, ACS TradeOne Marketing, Inc., Buck Consultants, LLC, and ACS Worldwide Lending Limited entered into Amendment No. 2 to Credit Agreement (“Amendment No. 2”) with Citicorp USA, Inc., as Administrative Agent (“Citicorp”), in order to amend the Credit Agreement, dated as of March 20, 2006 (as amended, the “Credit Agreement”). Pursuant to the terms of Amendment No. 2, the parties agreed to increase the Term Loan Commitments (as defined in the Credit Agreement) by an aggregate principal amount of up to $1.0 billion (the “First Securities Repurchase Increase”). The proceeds of loans under the First Securities Repurchase Increase will be used to finance the purchase of shares of the Company’s Class A common stock in connection with the Company’s share repurchase program, which the Company announced on June 12, 2006, to repay outstanding Revolving Loans (as defined in the Credit Agreement) that were used to make repurchases of shares of the Company’s Class A common stock and to pay related transaction costs, fees and expenses. Any unused portion of the First Securities Repurchase Increase will terminate on September 30, 2006. The above description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
As a condition to the effectiveness of Amendment No. 2, the subsidiaries named a party thereto entered into the Affirmation of Liens and Guaranties, dated July 6, 2006, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein. In addition, certain other subsidiaries of the Company entered into the Confirmation Deed, dated as of July 6, 2006, with Citicorp, as Security Agent, a copy of which is attached as Exhibit 10.3 hereto and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1 Amendment No. 2 to Credit Agreement dated as of July 6, 2006, by and among Affiliated Computer Services, Inc., and certain subsidiaries party thereto, as Borrowers, and Citicorp USA, Inc., as Administrative Agent.
10.2 Affirmation of Liens and Guaranties, dated as of July 6, 2006, by and among Affiliated Computer Services, Inc. and certain of its subsidiaries, and Citicorp USA, Inc., as Administrative Agent.
10.3 Confirmation Deed, dated as of July 6, 2006, by and among the entities listed on the Schedule thereto and Citicorp USA, Inc., as Security Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.
July 7, 2006	By:	William L. Deckelman, Jr.
		Name:	William L. Deckelman, Jr.
		Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement, dated as of July 6, 2006, by and among Affiliated Computer Services, Inc., and certain subsidiaries party thereto, as Borrowers, and Citicorp USA, Inc., as Administrative Agent
10.2	Affirmation of Liens and Guaranties, dated as of July 6, 2006, by and among Affiliated Computer Services, Inc. and certain of its subsidiairies, and Citicorp USA, Inc., as Administrative Agent
10.3	Confirmation Deed, dated as of July 6, 2006, by and among the entities listed on the Schedule thereto and Citicorp USA, Inc., as Security Agent